Exhibit 5.1

[Troutman Sanders letterhead]

February 17, 2004

Board of Directors
Alliance Bankshares Corporation
14280 Park Meadow Drive, Suite 350
Chantilly, Virginia 20251

Ladies and Gentlemen:

     This letter is in reference to the Registration Statement on Form SB-2, (the “Registration Statement”) filed by Alliance Bankshares Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”) for the registration under the Act, of 246,911 shares of the Company’s common stock, par value $4.00 per share (the “Shares”). The Shares are in addition to the 1,150,000 shares of the Company’s common stock registered on a previous registration statement on Form SB-2 (No. 333-111575), filed by the Company on December 24, 2003, as amended on January 16, 2004, and declared effective February 17, 2004 (the “Previous Registration Statement”). The Shares are proposed to be offered to the public pursuant to an Underwriting Agreement filed as an exhibit to the Previous Registration Statement (the “Offering”).

     We have examined such corporate proceedings, records and documents as we considered necessary for the purposes of this opinion.

     The opinion expressed herein is limited in all respects to the application of the law of the Commonwealth of Virginia.

     Based on the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that the Shares, when issued against payment therefor pursuant to the Offering, will be validly issued, fully paid and non-assessable under the laws of the Commonwealth of Virginia.

     Our opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring after such date. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus that is incorporated by reference into the Registration Statement.

Very truly yours,

/s/ Troutman Sanders LLP